  Exhibit 10.19

AGREEMENT FOR SERVICES

THIS AGREEMENT FOR SERVICES is made this 25 day of January 2017.

BETWEEN

IGalen International Inc. a company incorporated under the laws of United States of America bearing corporate registration number 58156-96 and having its principal place of business at 1771 Post Rd East #178 Westport, CT 06880 hereinafter referred to as "IGalen”) of the one part

AND

HotApp International Ltd. a company incorporated under the laws of Hong Kong bearing corporate registration number 63550608 and having its principal place of business at 17B, Greatmany Centre, 109-111 Queen’s Road East, Hong Kong, (hereinafter referred to as "HotApp”) of the second part.

WHEREAS:

(A)
IGalen is engaged in multilevel marketing of dietary supplements and is desirous to develop a Mobile Application to enable communication and interaction between independent distributors throughout IGalen’s direct selling network (hereinafter referred to as “the Project”).

(B)
HOTAPP is engaged in development of online applications for mobile interface and is desirous of sourcing, introducing and/or offering its service as service provider to IGalen for the sole purpose of the Project upon the terms and conditions hereinafter appearing.

NOW THIS CONTRACT FOR SERVICES WITNESSETH as follows:-

1.
Appointment

IGalen hereby agrees to appoint and engage HotApp and HotApp hereby accepts the appointment and engagement by IGALEN as a service provider of IGalen for the Project on a non-exclusive basis and solely for the purpose of providing the services specified in Clause 2 specifically within the Territory (as described in item 1 of Schedule 1) hereof subject to payment of the fees at the rate and in the manner as stated in Clause 3 hereof.

2.
Scope Of Services

2.1
HotApp shall use his best endeavour to source, introduce and/or offer its service as service provider to IGalen for the sole purpose of the Project at its own costs and expenses.

2.2
Subject to Clause 2.1 HotApp hereby agrees to conform to the Project Timeline, Project Deliverables and Reporting as described in items 2, 3 and 4 of Schedule 1 respectively.

3.
Service Fees

3.1
In consideration of HotApp providing the said Services to IGalen in such manner as provided in Clause 2 hereof, IGalen hereby agrees to pay HotApp the Service Fee as stated in item 5 0f Schedule 1.

3.2
All direct expenses of travel, boarding, lodging and other related expenses if incurred by HotApp in the Project will be borne by HotApp.

3.3
All payments made by IGalen to HotApp shall be in United Stated Dollars (USD) within sixty (60) days upon receipt of the respective invoice from HotApp AND shall be made in favour of HotApp International Ltd.

3.6
In the event the Project is terminated, discontinued, varied or abandoned for any reasons whatsoever due to any acts and/or omissions of HotApp then IGalen shall be absolved from its obligation and/or liability to pay the Service Fee or any balance thereof to HotApp.

4
Warranties

4.1
HotApp hereby undertakes to do the following:-

(a)
use its best endeavour’s to source, introduce and/or offer its service to IGalen in accordance with Clause 2 above;

(b)
observe and comply with all rules and requirements which may from time to time be specified by IGalen;

(c )
not to assign, transfer or delegate any of its rights or obligations under this Agreement or the benefit thereof, without IGalen’s prior written consent;

(d)
not to appoint or allow any person to carry out HotApp’s business without IGalen’s express or written consent;

(e)
only engage in the scope of work in accordance with Clause 2 and not carry out any regulated activity on behalf of IGalen;

(f)
not to accept any money on IGalen’s behalf UNLESS instructed in writing by IGalen to do so;

(g)
forward any complaint regarding Project to IGalen as soon as possible; and

4.2
IGalen hereby undertakes to pay HotApp in accordance with all rates defined in Clause 3 above; and

5.
Intellectual Property

5.1
IGalen warrants that:

(a)
it has full legal right to use and to authorize the use of the Licensed Marks and has disclosed to HotApp all RELEVANT trade names and trademarks used by IGalen as at the date of this Agreement; and

(b)
the warranties in this Clause are separate and independent and shall not be limited by anything in this Agreement.

5.2
IGalen authorizes HotApp to use the Licensed Marks only for the purpose of exercising its rights and performing its obligations under this Agreement.

5.3
HotApp shall promptly inform IGalen of the following:

(a)
any actual, threatened or suspected infringement of the Licensed Marks and/or formulae or patent which comes to the notice of HotApp; and

(b)
any claim by a third party coming to its notice that the use of the Licensed Marks and/or formulae or patents of IGalen infringes any rights of any other person.

AND HotApp shall at the request and expense of IGalen do all such things as may be reasonably required to assist IGalen in taking or resisting any proceedings in relation to any such infringement or claim at the expense of IGalen.

5.4
HotApp shall not:

(a)
alter, remove or tamper with any of the Licensed Marks, numbers, or other means of identification of IGalen; or

(b)
use any of the Licensed Marks in any way which may prejudice their distinctiveness or the validity or the goodwill of IGalen therein.

5.5
HotApp hereby acknowledges that, except as expressly provided in this Agreement, HotApp shall not acquire any rights in respect of the Licensed Marks and/or formulae or patents pursuant to this Agreement.

6.
Indemnity

If any party hereto shall for any reason whatsoever default, breach, fail to comply with any of the covenants stipulations obligations and undertakings on its part to be observed and performed as contained in this Agreement then the defaulting party shall save harmless indemnify and keep indemnified the other party against any liabilities claims demands actions proceedings penalties prosecution fines loss damage costs and expenses whatsoever that may be made against and/or sustained suffered or otherwise incurred whether directly or indirectly or however arising by the other party by reason of or arising out of or in connection with such breach failure or default provided that this clause shall be in addition to and not in derogation of any other rights or remedies of the other non-defaulting party as provided for in this Agreement against such defaulting party.

Confidentiality

7.1
For the purpose of Clause 7 the term “Proprietary Information” shall mean knowledge and information which the recipient Party may acquire from employees, consultants, agents or representatives of the disclosing Party or of its affiliated companies, respecting its proprietary products and processes, know-how, business plan or plans, inventions, trade secrets, and all other information which may come to the knowledge of the receiving Party by whatever means with regard to the business of the disclosing Party.

7.2
Proprietary Information shall be disclosed by the receiving Party only to those of its Professional Consultants, employees, and employees of affiliated companies, if any, who need to know such Proprietary Information for the purposes of this Agreement, who have been informed of the confidential nature of such information, and who are obligated to keep such information in confidence. The receiving Party shall be responsible for any violation of this Agreement by such employees.

7.3
Any Proprietary Information supplied by one Party to the other shall be maintained and kept confidential by the recipient at all times during the Term of this Agreement and shall survive the termination of this Agreement by five (5) years.

7.4
The obligations set forth in this Agreement shall not apply to any portion of the Proprietary Information which the receiving Party can prove:

(a)
was already known to the receiving Party prior to any disclosure by the disclosing Party;

(b)
was publicly available prior to any disclosure by the disclosing Party, or subsequently becomes public information through no breach of this Agreement;

(c )
was received by the receiving Party from a third party lawfully in possession of the same and not in breach of any agreement or any confidential relationship with the disclosing Party;

(d)
was independently developed by the receiving Party, its parent or affiliated companies without reliance upon the Proprietary Information of the disclosing Party; or

(e)
was disclosed as a requirement by any government or regulatory authority or stock exchange having jurisdiction over such Party in order to comply with any official directive or guideline, whether or not having the force of law.

8.
Termination

Either Party may terminate this Agreement by providing a six (6) month written notice to the other Party.

9.
Binding Effect

This Agreement shall be binding upon the liquidators receivers permitted assigns successors in title or the personal representative of the parties.

10.
Public Announcements

HotApp agrees not to make any public announcements about discussions regarding this Agreement or any other related information, plans or proposals, whether in the form of a press release or otherwise, without first consulting with and obtaining the written consent from IGALEN,

11.
Nature of Agreement

11.1
Nothing contained in this Agreement shall create a partnership or joint venture or relationship of principal and agent or employer and employee between the Parties and neither Party hereto shall have any right whatsoever to incur any liabilities or obligations on behalf or binding upon the other Party; and that it will not at any time represent orally or in writing to any person or corporation or other business entity that it has any right, power or authority not expressly granted by this Agreement.

11.2
This Agreement supersedes all previous agreements and understandings between the Parties with respect thereto, and may not be modified except by an instrument in writing signed by the duly authorized representatives of the Parties.

11.3
No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by either Party shall not constitute a waiver by such Party of the right to pursue any other available remedy.

11.4
If any provision of this Agreement or part thereof becomes void, illegal or unenforceable under any legislation to which it is subject to, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired AND the invalidity, illegality and unenforceability of any provision or part of it under this Agreement under the laws of one jurisdiction shall not affect the validity, legality and enforceability of such provisions under the laws of any other jurisdiction.

11.5
Neither Party shall transfer nor assign any of its rights, interest or obligations under this Agreement without the prior written consent of the other Party.

12.
Severability

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Signatures may be exchanged by facsimiles, with original signatures to follow. Each Party agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of the other Party.

13.
Governing Law

This Agreement is governed by the laws of Singapore, without giving effect to conflict of law principles. If any matter, dispute or claim arising out of or relating to this Agreement or the breach or termination hereof, cannot be agreed upon by the Parties hereto, or cannot be settled amicably by the Parties hereto, each of the parties irrevocably submit to th jurisdiction of the courts of Singapore and waives any objection to proceedings in such courts on the grounds of venue or on the grounds that the proceedings have been brought in an inconvenient forum.

14.
Variation

This Agreement shall constitute the whole agreement between the parties hereto and it is expressly declared that no variation shall be effective unless consented to by both parties hereto in writing.

15.
Notices

Any notice, request or demand requiring to be served by any party hereto to the other under the provisions of this Service Fee Agreement shall be in writing and shall be delivered by registered or certified mail, prepaid postage to the parties at the following address (attention of such other person or such other address as any party hereto may provide in accordance with this clause):

Dato’ Dr. M. Rajendran a/l V.Marnickavasagar
12th Floor, Amcorp Trade Centre,
PJ Tower, No. 18, Persiaran Barat Off Jalan Timur
46000 Petaling Jaya,
Malaysia

Chan Heng Fai Ambrose
17B, Greatmany Centre,
109-111 Queen’s Road East,
Hong Kong

16.
Interpretation

In this Agreement for Services unless there is something in the subject or context inconsistent with such construction or unless it is otherwise expressly provided:-

(a)
words importing the masculine gender only include the feminine and neuter genders;

(b)
words importing the singular number only include the plural and vice versa; and

(c)
words applicable to human beings include any body of persons corporate or unincorporate.

IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals the day and year first abovewritten.

SIGNED BY For and on behalf of IGalen International Inc (Company No.58156-96) Signatory’s Full Name: M RAJENDRAN A/L V MARNICKAVASAGAR Signatory’s Designation: Director Company Seal:

SIGNED BY For and on behalf of HotApp International Ltd (Company No. 63550608) Signatory’s Full Name: CHAN HENG FAI AMBROSE Signatory’s Designation: Director Company Seal:

SCHEDULE 1

1.	TERRITORY	a) United States of America and Canada; AND b) Other Territories to be included upon mutual consent of the parties.
2.	PROJECT TIMELINES	The project must be completed within twelve (12) calendar months from the date of this Agreement.
3.	PROJECT DELIVERABLES

a) HotApp to develop an IGalen Mobile Application for all independent distributors of IGalen including but not limited to:-
● Chat
● Calling (In App Calling)
● Channel Posting
● Mobile Dashboard
● IGalen Public Channel and customer service channel
● Integration to IGalen MLM system backend
● Coordination of MLM backend developer

b) HotApp will provide all updates, upgrade, bug fixing and continuous feature enhancement for
    IGalen and a dedicated support staff for customer service.

c) HotApp will provide infrastructure for calling, cloud service and database management based on Amazon Cloud Service (AWS).

d) HotApp will deliver at least one new update every 3 months with agreed functional requirement with IGalen.

4.	REPORTING	Reporting by email every seven (7) days in the form of interim reports to provide regular status updates.
5.	SERVICE FEE	3% of iGalen International Inc. revenue as development and support fee for the IGalen Mobile Application in the year 2017